Exhibit 99.1

Pinnacle Airlines Corp. 1689 Nonconnah Blvd. Suite 111 Memphis, TN 38132 901-348-4100 Fax 901-348-4103
INVESTOR UPDATE
Pinnacle Airlines Corp. (the “Company”) has recently entered into a number of transactions that will have a major impact on the Company’s future financial results. 2007 will be a year of significant transition for the Company and its two regional airline subsidiaries, Pinnacle Airlines, Inc. (“Pinnacle”) and Colgan Air, Inc. (“Colgan”). The Company plans to grow both of its subsidiaries through investments in new contracts with major partners, and through the acquisition of new regional aircraft. This growth has materialized recently with the announcement of new regional airline services contracts with both Continental Airlines, Inc. (“Continental”) and Delta Air Lines, Inc. (“Delta”). Under these new contracts, the Company’s two operating subsidiaries will add 31 new regional aircraft between November 2007 and February 2009. The Company believes that the investments it is making at Pinnacle and at Colgan will result in long-term, profitable growth for the Company and its stakeholders. However, such investments will require significant resources throughout 2007 and 2008, and will likely negatively impact the Company’s 2007 financial results. The Company offers the following information to help investors analyze the impact of these investments and the related regional airline services contracts.
Continental Airlines Capacity Purchase Agreement
On February 5, 2007, the Company entered into a capacity purchase agreement (the “CPA”) with Continental under which its Colgan subsidiary will operate 15 Q400 regional aircraft predominantly out of Continental’s hub at Newark Liberty International Airport. The Q400 is a next-generation turboprop aircraft that will be configured with 74 passenger seats. Colgan will take delivery of the aircraft between December 2007 and June 2008, and expects to begin scheduled service in early January 2008. Continental will also have the option to require the Company and Colgan to exercise purchase options for 15 additional Q400 aircraft to be operated under the CPA at a future date. The term of the CPA is ten years.
The CPA provides that Colgan will be compensated at pre-set rates for the capacity that it provides to Continental. Colgan is then responsible for its expenses associated with flight crews, maintenance, dispatch, aircraft ownership and general and administrative costs. In addition, Continental will reimburse Colgan without mark-up for certain reconciled costs, such as landing fees, most other station-related costs, aircraft hull and passenger liability insurance (provided that Colgan’s insurance rates do not exceed those typically found at other Continental regional airline partners), and passenger-related costs. Continental will also provide fuel and ground handling services at its stations to Colgan at no charge. The CPA also provides for certain incentive payments from or penalty payments to Continental based upon operational performance targets.

The CPA provides for a rate reduction to Continental to the extent that the Company or Colgan begins operating Q400 aircraft for another major airline. The rate reduction is designed to share the overhead burden associated with the Q400 aircraft across all of the Company’s potential Q400 operations, and is only applicable for the first 15 aircraft that the Company or Colgan adds with another airline.
The Company expects that the pre-set rates it has negotiated with Continental will provide for earnings before interest, taxes, depreciation and amortization, and aircraft rental expense (EBITDAR) that will average between $2.4 million and $2.8 million per aircraft per annum over the life of the ten-year contract. The Company bears the risk that Colgan’s flight crew, maintenance, dispatch, overhead, and aircraft ownership costs differ from those assumed by the Company in determining the pre-set rates contained in the CPA. In addition, Colgan will likely record revenue earned under the CPA using uniform rates over the life of the CPA, while Colgan’s unit costs will vary substantially from period to period, causing the EBITDAR and net income earned under the CPA to fluctuate from period to period. Colgan’s aircraft ownership costs are an example of this variability. The revenue associated with aircraft ownership costs will not vary from period to period, yet Colgan will recognize significantly higher interest expense associated with the financing of these aircraft in the early periods of the CPA as compared to later periods. Colgan’s actual results under the contract could be materially different from the estimates provided herein.
Delta Connection Agreement
On April 27, 2007, the Company entered into an agreement with Delta Air Lines to operate 16 CRJ-900 aircraft as a Delta Connection Carrier (the “Delta Connection Agreement”, or “DCA”). The aircraft will be delivered between November 2007 and February 2009, with scheduled service expected to begin in December 2007. The term of the DCA is ten years. Pursuant to the DCA, Delta will assign 16 delivery positions to the Company under Delta’s purchase agreement with the aircraft manufacturer. Delta also has the option to require the Company to purchase an additional seven CRJ-900 aircraft to be operated under the DCA. The Company expects that its Pinnacle subsidiary (the “Operator”) will operate the CRJ-900 aircraft under the DCA.
The DCA provides for Delta to pay pre-set rates to the Operator based on the capacity provided to Delta. The Operator will be responsible for the costs of flight crews, maintenance, dispatch, aircraft ownership and general and administrative costs. In addition, Delta will reimburse the Operator for certain pass-through costs, including landing fees, most station-related costs and aircraft hull and general liability insurance. In most instances, Delta will provide fuel and ground handling services to the Operator free of charge. The Operator will earn incentive payments (calculated as a percentage of the payments received from Delta) if the Operator meets certain performance targets. The DCA also provides for reimbursements to Delta annually to the extent that the Operator’s actual pre-tax margin on its Delta Connection operations exceeds certain thresholds.
The Company expects that its EBITDAR from its Delta Connection operations will average between $2.4 million and $2.8 million per aircraft per annum. Similar to the Company’s CPA with Continental, the Company will likely record most revenue earned under the DCA using uniform rates, while expenses will vary significantly from period to period. The Company’s actual financial results are dependent on both the Operator’s operating performance and its ability to contain its costs within the preset rates provided for in the DCA. The Company’s actual financial results could materially differ from the estimates contained herein.
Aircraft Financing and Capital Expenditures
The total purchase commitment for the 15 Q400 and 16 CRJ-900 aircraft that the Company has on order is approximately $660 million. The Company expects that it will purchase all 31 aircraft using a combination of internal capital resources and debt financing. The Company has obtained financing commitments from a third party and from the aircraft manufacturer. Based upon these commitments, the Company currently anticipates it can finance approximately 85% of the net purchase price of each aircraft at interest rates between 7.0% and 8.5% and for terms ranging from 12 to 15 years. The Company is also pursuing other third party financing options, including operating leases, and may use such additional financing options to the extent that they provide better economics.
In addition to the purchase commitments, the Company will make pre-delivery payments to the manufacturer prior to the delivery of each aircraft for a total amount that approximates the unfinanced portion of each aircraft. Further, the Company anticipates purchasing approximately $15 million of spare parts inventory to support both the Q400 and CRJ-900 aircraft fleets, and will incur approximately $8 million in start-up costs during the second half of 2007 and early 2008.
In addition to the capital commitments related to the acquisition of the Q400 and CRJ-900 fleets, the Company anticipates incurring approximately $20 million of capital expenditures throughout 2007 related to investments in its existing operations at Pinnacle and at Colgan. Approximately $10 million of 2007 capital expenditures relates to a major information technology system project to replace Pinnacle’s accounting, enterprise resource planning, human resources, and maintenance/purchasing systems.
Forward-Looking Statements
This investor update contains various forward-looking statements that are based on management’s beliefs, as well as assumptions made by and information currently available to management. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Such statements are subject to certain risks, uncertainties and assumptions, including those set forth in the Company’s filings with the Securities and Exchange Commission, which are available to investors at the Company’s web-site, www.pncl.com, or online from the Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove erroneous, actual results may vary materially from results that were anticipated or projected. The Company does not intend to update these forward-looking statements before its next required filing with the Securities and Exchange Commission.